THIS AGREEMENT made this 11th day of February, 2000

BETWEEN:

         THE MOTOR PAGES, a division of Autoco.com, Inc. having an office in the City of Toronto, in the Province of Ontario (Hereinafter "the Motor Pages")


                                     - and -


         Wm. WARD PUBLISHING LTD., a corporation having an office in the City of Don Mills, in the Province of Ontario (Hereinafter "the Canadian Black Book")


                        TECHNOLOGY PARTNERSHIP AGREEMENT
                        --------------------------------

         WHEREAS This Technology Partnership Agreement is intended to formally express the desire of both the Motor Pages and the Canadian Black Book to work cooperatively in the promotion of information technologies including, but not limited to, customized applications for the Internet and World Wide Web and the implementation of an Internet Marketing Strategy;

         AND WHEREAS it is the desire of The Motor Pages to provide computer-mediated information services for the Canadian Black Book;

         AND WHEREAS the Motor Pages has developed an Automotive Internet Portal for both the consumer and area dealers featuring a dealer-to-dealer network, an online management system and offering support services and complete solutions to business for the wholesale industry;

         AND WHEREAS the Motor Pages is dedicated to working together with its clients to improve their productivity and strategic position through clear and concise use of information technologies. The Motor Pages is committed to supplying the finest in content, quality and value to its clients;

         AND WHEREAS the Canadian Black Book is the provider of "black book" in hard copy to over 72,000 dealers across Canada;

         AND WHEREAS the initial goal of the parties is to design and develop an E-Commerce solution to facilitate online subscriptions to allow the Motor Pages' dealer network to obtain online valuations from the databases of the Canadian Black Book and to implement an Internet Marketing Strategy;

         NOW THEREFORE this Agreement witnesseth that in consideration of the covenants and mutual agreements herein, the parties hereto agree as follows:

1.       Duration
         --------

         This Agreement will continue until such time as one or both parties provide thirty (30) days notice in writing to the other of their intention to withdraw from this Technology Partnership Agreement.

2.       Termination
          -----------

         Notice must be forwarded by registered mail to the offices of PTI or SCIC. In the event this Agreement is terminated, each party will calculate the amount of any outstanding financial obligations due to either party, if any, and the parties agree that they will settle such amounts in full.

3.       Communication
         -------------

         The parties agree that the primary contacts for each party to this Agreement, at the time of signing and thereafter unless advised otherwise are as follows:

         The Motor Pages           - Walter Deagle
                                     (416) 630-5287 or wdeagle@themotorpages.com

         The Canadian Black Book   - Kathy Ward

4.       Binding
         -------

         This Agreement shall be binding upon and shall ensure to the benefit of the parties hereto and their respective heirs, successors and assigns.

5.       Scope of Work
         -------------

         (a) Within the dealer-to-dealer network the Motor Pages agrees to incorporate an online ability for dealers to ascertain the value of a vehicle using an icon representing the Canadian Black Book. Utilization of this icon will require an online subscription to the service which will be facilitate by an E-Commerce model.
         (b) Subscriptions will be on an annual basis to allow assignment of a password for additional queries on other vehicles.
         (c) The Motor Pages agrees to design and develop the model for the Canadian Black Book at no cost.
         (d) The Motor Pages agrees to initiate an online and traditional marketing strategy in concert with the Canadian Black Book to inform and market the service they are providing through the automotive Internet portal site themotorpages.com.
         (e) The Motor Pages agrees that it will be responsible for the tagging and registering of subdirectories of the domain themotorpages.com/blackbook.
         (f) The Canadian Black Book agrees that it will add themotorpages.com logo to the physical publication of the book on a regular basis.
         (g) The Motor Pages agrees that the final document will be provided to the Canadian Black Book for approval and nothing will be presented online without the written approval of the Canadian Black Book.

8.       Ownership
         ---------

         The parties agree that all development work completed for the Canadian Black Book will remain the property of the Canadian Black Book and may be incorporated into the existing site canadianblackbook.com source codes included.

9.       Financial
         ---------

         The parties agree that this strategic alliance recognizes the mutual benefit to be derived at such an endeavor and consequently neither party will charge the other for any services rendered.

10.      Entire Agreement
         ----------------

         With respect to the subject matter of this Agreement, this Agreement:

         (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or are now representing either of them;
         (b) supersedes all prior understanding and communications between the parties hereto, oral or written; and
         (c)      constitutes the entire agreement between the parties hereto.

         Each party hereto acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.


              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement by the hand of its duly authorized officer as of the date and year first above written.

                                    THE MOTOR PAGES

                                    Per: /s/ Walter E. Deagle
                                        --------------------------------

                                    Per: CEO TheMotorPages.com


                                    WM.WARD PUBLISHING LTD.

                                    Per: /s/ signature
                                        -------------------------------

                                    Per: DIR SLS MRKT.

                        DEDICATED SERVER RENTAL AGREEMENT

This web space rental agreement ("Agreement") is hereby entered into between Wm Ward Publishing and The Motor Pages.com herein after called ("The Alliance") and ____________________ ("Customer") on the following terms and conditions:

1. The Alliance. Dedicated Rental SErvice (the "Service") consists of services provided to allow the Customer to offer content on the internet off the Alliance's network. These services include, but are not limited to, space on Alliance Dedicated Internet Server it store HTML and related multimedia documents and files, the ability to maintain their pages, accounts, and email accounts. The terms and conditions of this agreement constitute the entire and only agreement (collectively, the "Service Agreement" between Alliance and the Consumer (hereby defined as one who has an account with Alliance for the Service, including Customer (hereby defined as one who has an account with the Alliance for the Service, including Customer designated users with respect to the service) and supersede all other communications and agreements with regard to the subject matter hereof.

2. Upon written notice to the Customer, Alliance my modify this Service Agreement, including the price it charges for the service, and may discontinue or revise and or all aspects of the Service. Written of email notice must be provided within no fewer than 90 days of any change to this Service Agreement of prices. Alliance may, not withstanding anything set forth in this Service Agreement, discontinue service in its sole discretion without prior notice.

3. CUSTOMER AGREES TO INDEMNIFY THE ALLIANCE AGAINST ANY LIABILITY FOR ANY AND ALL USE OF CUSTOMER'S ACCOUNT. FURTHERMORE, CUSTOMER AGREES TO INDEMNIFY AND HOLD ALLIANCE HARMLESS FROM ANY CLAIMS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES, RELATED TO CUSTOMER'S VIOLATION OF THE SERVICE AGREEMENT OR CUSTOMER'S DIRECT OF INDIRECT DAMAGE TO ANOTHER PARTY.

4. Host Environment Description: High-end dedicated server solution for high-availability solutions. Configuration is a dual Pentium server with RAID I SCSI arrays and 128 MB of RAM. If a problem arises with the hardware, the Alliance engineers are responsible for repairing the problem. The customer is provided full administrative access to the operating system via either PCAnywhere (for NT servers) or Secure Telnet (for Red Hat Linux servers). The server will be connected directly to a core switch via a 100 MB FastEthernet connection for a minimum of 128k of bandwidth (approximately 40GB per month) that can burst to whatever traffic level is. Finally, the servers will be monitored every minute and our technicians will repair any transitory errors that arise.

         24/7 monitoring on a 1 minute scan frequency. Engineers will attempt to repair any problems immediately upon alert notification and will contact customer if unable to repair the problems.

         The Alliance will handle primary and secondary DNS if required 100 Base-T network connection
         Minimum Dual Pentium 550 Processors
         Minimum 128 MB of RAM 9expandable to 1GB)
         Minimum SCSI RAID 1 hardware array (2, 9GB drives) 128kb scalable bandwith (approximately 40GB per month) Regular backup
         System Administration for site problem resolution will be available 24/7 via pager/cell phone reporting.

         Webmaster will have a wireless connection to the net available at all times

5.       The System Development Environment

         System Analysis:

         Systems analysis services will be provided by our lead software engineer with a minimum of 20 years industry experience in computer systems, software design and a variety of business environments allowing leveraging through cross discipline application of solutions. Analysis will be conducted in close concert with the market development plans and business objectives set forth from time to time.

         System Design:

         System design will be provided by our lead software engineer to maintain continuity with the analysis objectives and close control over time sensitivity of production plans.

         System Implementation:

         The systems will be deployed using cost efficient and presentation effective tools and methologies. The primary development environment will consist of ColdFusion server accessing Access and/or Oracle and/or Progress relational databases. Java, Javascript, C++ and other programming languages may also be deployed from time to time to address specific evolving needs.

         Data Conversion

         Data conversion services will be provided to assist with maintaining the integrity, accuracy and relevance of the contents of the website.

         Database Management:

         Database management services will be provided to keep the relational database system operating efficiently with periodic maintenance to remove redundant data and referential integrity verification. Database design schema will be maintained to ensure an accurate picture of the effect of any modifications to the underlying structure.

         Data Encryption and Security:

         Data security will be provided via data encryption to ensure the data can only be used through the website. All web documents will also be stored encrypted to reduce the possibility of accidentally exposing the encryption mechanism. Technologies such as Cybercash and SSL will also be deployed for secure transaction processing.

         Customer is responsible for and must provide all telephone and other equipment and services necessary to maintain Customers account remotely. Customer is not allowed access to Landlord's premises for any reason. All activities necessary for the normal maintenance of the co-located server must be carried out by the Customer remotely through the Internet. The Alliance (Unless otherwise authorized by Alliance) will undertake any normal or emergency care of the dedicated server upon written, emailed or faxed request by the Customer at Alliance's normal per hour work rates.

6. Alliance is not liable for any errors or interruption in service, whether within or outside of the Alliance's reasonable control. Service may be temporarily unavailable for scheduled maintenance, either by Alliance or by third party providers, or because of other causes.

         Alliance agrees it will take all reasonable efforts to prevent such errors from occurring and agrees to make every reasonable effort to alert Customer of any potential problems which Alliance has control over.

7. Alliance is not responsible for files and data residing on Customers account. Customer agrees to take full responsibility for files and data transferred and to maintain all appropriate backups of files and data stored on Alliance servers. Alliance's tape back-up system is an available service feature and is in place not be relied upon as Customer's sole source of back-up protection.

8. Customer will comply with the rules, conditions and requirements, or and applicable Federal, Provincial and Municipal laws of any network to which Alliance may provide access. Customer should not post, transmit or permit internet access to information Customer desires to keep confidential.

9. Customer commits to a non-cancelable service term of six (6) months. Service termination prior to either initial of any upgraded service term, will result in all monthly service fees through the end of the initial non-cancelable term becoming immediately due and payable. The fees for the initial term of service and any subsequent terms of service, whether paid or payable, are non-refundable.

10. Customer shall pay the monthly maintenance fee, and any charge for additional services under the terms of this Service Agreement, within thirty (30) days of receipt of invoice. Invoice may be sent by email or by letter. Customer may not withhold of "Setoff" any amounts due hereunder. Alliance retains the right to withhold service without prejudice until all amounts determined delinquent are paid in full. Any late payment shall be subject to any costs of collection (including but not limited to legal fees).

11. Any Customer whose Services are terminated or suspended will be required to pay a reconnection fee of $50.00 to reinstate the account.

12.      There will be a $15.00 service charge for each returned cheque.

13. Legal notices will be sent to either party shall be effective when delivered by mail, transmitted by telecopier ("fax") machine, one (1) day after being sent by overnight mail of "fax", or two (2) days after being sent by first class mail postage prepaid to the address shown.

         Wm Ward Publishing
         7800 Woodbine Ave.
         Suite 302, Markham, Ontario
         L3R 2N7
         Phone: 1-905-477-0343
         Fax: 1-905-477-4595

14. Customer retains the right to cancel use of Alliance Service within fifteen (15) days before the start of their next billing cycle. Alliance does not provide refunds for unused time. Requests for cancellation must be received at Alliance via email, fax or postal mail. All Alliance accounts must be paid in full before the cancellation transaction will be considered complete.

15. Customer acknowledges and agrees that in the course of dealings with Customer, it may have acquired information about Customer, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Alliance agrees that title to all such information and related materials shall remain with the Customer. All applicable copyrights, trade secrets, patents and other intellectual and property rights in such information and related material, including without limitation, technologies, procedures, programs, methods of processing, all source code, conversions, enhancements, databases, templates, specific design and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats shall remain the sole and exclusive property of the Customer and shall not in any way be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by The Alliance to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title to or ownership of such information or any part thereof is hereby transferred to The Alliance.

16. Any customers list and/or other information concerning the Customer's clients are the sole and exclusive property of the Customer. Alliance shall not for any reason whatsoever, directly or indirectly, solicit the trade business of any clients or prospective clients of the Customer with respect to any of the services, products, trade secrets or other matters of the Customer. In addition confidently of all matters as imposed herein above, the Alliance agrees to keep in the strictest of confidence any information acquired by the Alliance during the course of its dealings with the Customer about any of the Customer's clients, including but not limited to contents of related databases, credit and credit card information.

17. Nothing containing herein shall be construed to place the parties (Customer and Alliance) in a relationship of partners, agents or joint ventures. Neither party shall represent itself as the agent or legal representative of the other party for any purpose whatsoever and shall have no power to obligate or bind the other party in any manner whatsoever.

         If any clause herein shall be found to contravene any law or ordinance in whole or in part, it shall be severred from the Agreement. The balance of the Agreement shall continue in full force and effect.

         This Service Agreement is made in the Province of Ontario, and shall be governed by and construed in accordance with the laws of Canada. Any cause of action of customer or designated users with respect to the Service Agreement must be instituted within one year after the claim or cause of action has arisen or be barred.

18. Each party (Customer and Alliance) to this Service Agreement represents that it has all necessary rights and authority to enter into the terms of the Agreement and is in compliance with all federal, provincial and municipal laws governing this transaction.


         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have entered into Service Agreement to be executed by their duly authorized representatives.


         Wm Ward Publishing                       >Customer
         7800 Woodbine Ave.
         Suite 302, Markham, Ontario
         L3R 2N7
         Phone: 1-905-477-0343
         Fax: 1-905-477-4595